Exhibit 5.1

Our Reference:	FU049/001/

2020

PRIVATE AND CONFIDENTIAL

Board of Directors

Fusion Fuel Green PLC

10 Earlsfort Terrace,

Dublin 2,

D02 T380, Ireland

Re:	Fusion Fuel Green PLC (the “Company”)

Dear Sirs

1.	Basis of Opinion

1.1	We are acting as Irish counsel to the Company, registered number 669283, a public company limited by shares, incorporated under the laws of Ireland, in connection with the registration statement on Form S-4 (No. [ ● ]) filed with the United States Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”) on [ ● ] 2020 (the “Registration Statement”). We refer in particular to the registration by the Company of Class A ordinary shares (the “Shares”) pursuant to the Registration Statement (such Shares to be issued pursuant to the Business Combination Agreement (the “Business Combination Agreement”) dated 6 June 2020 between, amongst others, the Company, Fusion Welcome – Fuel, S.A. and HL Acquisitions Corp.

1.2	This opinion is confined to and given in all respects on the basis of the laws of Ireland (meaning Ireland exclusive of Northern Ireland) in force as at the date of this opinion as currently applied by the courts of Ireland. We have made no investigations of and we express no opinion as to the laws of any other jurisdiction or their effect on this opinion. This opinion speaks only as of its date.

1.3	This opinion is also strictly confined to:

(a)	the matters expressly stated herein at paragraph 2 below and is not to be read as extending by implication or otherwise to any other matter;

(b)	the documents listed in Schedule to this Opinion (the “Documents”); and

(c)	the searches listed at 1.5 below.

1.4	In giving this opinion, we have examined copies of the Documents sent to us by email in pdf or other electronic format.

1.5	For the purpose of giving this opinion, we have caused to be made the following legal searches against the Parent on [ ● ] 2020 (collectively the “Searches”):

(a)	on the file of each of the Companies maintained by the Registrar of Companies in Dublin for mortgages, debentures or similar charges or notices thereof and for the appointment of any receiver, examiner or liquidator;

(b)	in the Judgments Office of the High Court for unsatisfied judgments, orders, decrees and the like for the five years immediately preceding the date of the search; and

(c)	in the Central Office of the High Court in Dublin for any proceedings and petitions filed in the last two years.

1.6	This opinion is governed by and is to be construed in accordance with the laws of Ireland as interpreted by the courts of Ireland at the date of this opinion.

2.	Opinion

Subject to the assumptions set out in this Opinion and to any matters not disclosed to us, we are of the opinion that:

2.1	the Company is a public company by shares, is duly incorporated and validly existing under the laws of Ireland and has the requisite corporate authority to issue the Shares;

2.2	the Shares, when issued by the Company in accordance with the terms of the Registration Statement and the Business Combination Agreement, will have been duly authorised pursuant to resolutions of the board of directors of the Company or a duly appointed committee thereof; and

2.3	on the closing of the merger (as described in the Registration Statement) and the share exchange (as described in the Registration Statement) the Shares will be validly issued, fully paid or credited as fully paid and non-assessable (which term means that no further sums are required to be paid by the holders thereof in connection with the issue of the Shares).

3.	Assumptions

For the purpose of giving this opinion we assume the following, without any responsibility on our part if any assumption proves to have been untrue as we have not verified independently any assumption:

Registration Statement and the Shares

3.1	that the Registration Statement will have become effective under the Securities Act;

3.2	that the Shares will be issued in accordance with the resolutions and authorities of the shareholders and directors of the Company upon which we have relied or will rely and in accordance with the terms of the Registration Statement;

3.3	there shall be no fraud on the part of the Company and its respective officers, employees, agents and advisers and that the Company will issue the Shares in good faith, for its legitimate and bona fide business purposes. We have further assumed that: (i) the Company will be fully solvent at the time of and immediately following the issue of any Shares; (ii) no resolution or petition for the appointment of a liquidator or examiner will be passed or presented prior to the issue of any Shares; (iii) no receiver will have been appointed in relation to any of the assets or undertaking of the Company prior to the issue of any Shares and (iv) no composition in satisfaction of debts, scheme of arrangement, or compromise or arrangement with creditors or members (or any class of creditors or members) will be proposed, sanctioned or approved in relation to the Company prior to the issue of the Shares;

Authenticity and bona fides

3.4	the completeness and authenticity of all Documents submitted to us as originals or copies of originals (and in the case of copies, conformity to the originals of such copies), the genuineness of al signatories, stamps and seals thereon and where incomplete Documents have been submitted to us that the originals of such Documents are identical to the last draft of the complete Documents submitted to us;

3.5	that the copies produced to us of minutes of meetings and/or resolutions correctly record the proceedings at such meetings and/or the subject matter which they purport to record and that any meetings referred to in such copies were duly convened, duly quorate and held, that those present at any such meetings were entitled to attend and vote at the meeting and acted bona fide throughout and that no further resolutions have been passed or other action taken which would or might alter the effectiveness thereof;

3.6	that there is, at the relevant time of the allotment and issue of the Shares, no matter affecting the authority of the directors to issue and allot the Shares, not disclosed by the Constitution of the Company or the resolutions produced to us, which would have any adverse implications in relation to the opinions expressed in this Opinion;

3.7	that the Constitution of the Company effective as of [ ● ] 2020 is the current Constitution, is up to date and has not been amended or superseded and that there are no other terms governing the Shares other than those set out in the Constitution;

Accuracy of Searches and Warranties

3.8	the accuracy and completeness of the information disclosed in the searches referred to in section 1.5 above and that such information has not since the time of such search or enquiry been altered. It should be noted that searches at the Companies Registration Office, Dublin, do not necessarily reveal whether or not a prior charge has been created or a resolution has been passed or any other action taken for the winding-up of or the appointment of a receiver or an examiner to the Company; and

3.9	the truth, completeness and accuracy of all representations and statements as to factual matters contained in the Documents.

4.	Disclosure

4.1	This Opinion is addressed to you in connection with the registration of the Shares with the SEC. We hereby consent to the inclusion of this Opinion as an exhibit to the Registration Statement to be filed with the SEC and to the use of our name in the proxy statement/prospectus and the exchange offer prospectus that are part of the Registration Statement.

Yours faithfully,

ARTHUR COX

Schedule 1

Documents Examined

1.	The Registration Statement and the documents incorporated by reference therein.

2.	The Business Combination Agreement dated 6 June 2020 entered into, among others, between the Company, Fusion Fuel and HL Acquisitions Corp.

3.	A copy of the resolution of the board of directors of the Company dated [ ● ] 2020 regarding the approval of and adoption of, among other things, the Business Combination Agreement and all other matters contemplated thereby and the approval and filing of the Registration Statement with the SEC.

4.	A copy of the Constitution of the Company in its current form effective [ ● ] 2020.

5.	An Officer’s Certificate of the secretary of the Company dated on or around [ ● ] 2020.

6.	A copy of the Certificate of Incorporation of the Company on registration as a public limited company under the Companies Act 2014 of Ireland on 3 April 2020.

7.	Letter of Status from the Irish Companies Registration Office dated [ ● ] 2020.

Schedule 2

Searches